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                                                                 EXHIBIT 10(c)


                                    AGREEMENT


             This Agreement is entered into as of December 12, 1997 by and between FERENC B. SZONY (hereinafter referred to as the "Executive") and THE SANDS REGENT, a Nevada corporation (the "Company").

                                     RECITAL

             The Company desires to retain the experience, expertise and services of Executive as Chief Executive Officer of the Company and Executive desires to provide such services on the terms and conditions set forth hereinafter.

                                    AGREEMENT

             NOW, THEREFORE, in consideration of the foregoing Recital and the mutual covenants herein contained, the Company and the Executive agree as follows:

                                   ARTICLE I.
                                   EMPLOYMENT

SECTION 1.1. EMPLOYMENT AND POSITION

             The Company shall employ Executive as its President and Chief Executive Officer and in such other capacity or capacities as the board of directors of the Company may from time to time prescribe. During his employment hereunder, Executive shall devote his full energies, experience, skills, abilities, knowledge and productive time to the performance of this Agreement and shall not, without the prior written consent of the board of directors of the Company, render to others services of any kind for compensation or services without compensation which would materially interfere with the performance of his duties under this Agreement.

SECTION 1.2. RESPONSIBILITIES, DUTIES AND AUTHORITY

             The responsibilities, duties and authority of Executive shall be as designated from time to time by the board of directors of the Company. Those responsibilities and duties will include, but shall not be limited to, the formulation and implementation of short and long range plans, policies and programs necessary and appropriate for the successful operation of the Company, within a broad policy framework to be established by the board of directors of the Company.

SECTION 1.3. TERM OF EMPLOYMENT

             The term of this Agreement shall be for the period commencing on December 12, 1997 and ending on December 11, 1999, unless earlier terminated as provided herein.


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                                   ARTICLE II.
                            TERMINATION OF EMPLOYMENT

SECTION 2.1. TERMINATION OF AGREEMENT BY THE COMPANY

         (a) The Company may terminate this Agreement at any time without advance notice in the event Executive commits any act of gross misconduct or willfully neglects to fulfill his duties under this Agreement. If this Agreement is terminated pursuant to this Section 2.1(a), Executive shall be entitled to only his salary plus accrued vacation pay through the date of such termination, and the Company shall have no further obligations to Executive.

         (b) The Company may terminate this Agreement at any time; provided, however, that if Executive's employment is terminated by the Company other than pursuant to Section 2.1(a) or Article IV, Executive shall be entitled to payment by the Company of (i) $100,000 in cash, (ii) a pro rata portion of the annual bonus provided for in Section 3.2, and (iii) COBRA insurance benefits until the earlier of (x) 18 months from the date of such termination or (y) such time as Executive obtains health insurance benefits from another employer, and the Company shall have no further obligations to Executive.

SECTION 2.2. TERMINATION OF AGREEMENT BY DISABILITY OR DEATH OF EXECUTIVE

             If at any time the board of directors of the Company determines in its sole but reasonable judgment that throughout the two prior months then ending, or if on 50% or more of the normal working days throughout the four prior months then ending, Executive has been unable to fully perform his duties as President and Chief Executive Officer due to mental or physical illness or injury, this Agreement shall be terminated. If Executive dies, this Agreement shall be terminated on the last day of the month of his death. If this Agreement is terminated pursuant to this Section 2.2, Executive shall be entitled to only his salary plus accrued vacation pay through the date of such termination, and the Company shall have no further obligations to Executive.

SECTION 2.3. TERMINATION OF AGREEMENT BY EXECUTIVE

             Executive may terminate this Agreement at any time upon six months prior written notice to the board of directors of the Company. If this Agreement is terminated pursuant to this Section 2.3, Executive shall be entitled to only his salary plus accrued vacation pay through the date of such termination, and the Company shall have no further obligations to Executive.

                                  ARTICLE III.
                                  COMPENSATION

SECTION 3.1. BASIC SALARY

             Executive's basic salary shall be payable in equal monthly installments. For the first year of Executive's employment under this Agreement, that basic salary shall be $225,000


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per annum. For any year thereafter, any increase in Executive's basic salary shall be determined in the sole discretion of the board of directors of the Company.

SECTION 3.2. BONUS

             Executive shall be eligible to be paid a bonus each year of the term of this Agreement promptly after the financial statements for the calendar year ending December 31, 1998 and 1999, as applicable, are prepared of (a) $112,500 if income from operations, after deducting all bonuses including all executive bonuses (including Executive's targeted bonus), of Zante, Inc. d.b.a. The Sands Regency (the "Bonus Measure") for the calendar year then ended is at least $0 but less than or equal to $500,000, (b) $140,625 if the Bonus Measure for the calendar year then ended is greater than $500,000 and less than or equal to $1,000,000 or (c) $168,750 if the Bonus Measure for the calendar year then ended is greater than $1,000,000.

SECTION 3.3. OPTIONS

             The Company hereby grants to Executive as of December 12, 1997 an option to purchase 100,000 shares of Common Stock of the Company at an exercise price per share equal to the closing sales price of the Common Stock of the Company on December 12, 1997. Options to purchase 50,000 of such shares shall vest on December 12, 1998 and the remaining options shall vest on December 12, 1999. If Executive's employment is terminated pursuant to Section 2.1(b), a pro rata portion (based on 24 equal monthly vesting increments) of the options shall vest.

SECTION 3.4. OTHER BENEFITS

             During the term of this Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other executive and managerial employees of the Company, when and as he becomes eligible therefor, including, but not limited to, group health and life insurance benefits and an annual vacation of four weeks, accruing one week per quarter.

SECTION 3.5. EXPENSES

             During the term of this Agreement, the Company shall reimburse Executive for reasonable and properly documented out-of-pocket expenses incurred in connection with the business of the Company, subject to such policies as the Company may from time to time reasonably establish.

SECTION 3.6. DEDUCTIONS AND WITHHOLDINGS

             All amounts payable or which become payable under any provision of this Agreement shall be subject to any deductions authorized by Executive, any set-off or reimbursement of the Company deemed appropriate by it and all deductions and withholdings authorized by law.


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                                   ARTICLE IV.
                         PAYMENT UPON CHANGE IN CONTROL

SECTION 4.1. DEFINITIONS

             The following terms used in this Article IV, shall have the meaning specified below:

         (a) "Board of Directors" shall mean the board of directors of the Company.

         (b) "Cause" shall mean termination of employment with the Company because of (i) the Executive's willful failure or refusal to satisfactorily perform the duties of his position after notice by the Company; (ii) the commission by the Executive of a felony or the willful perpetration by the Executive of a dishonest act against or breach of fiduciary duty toward the Company; or (iii) any other act or omission by the Executive which is injurious in any material respect to the Company.

         (c) A "Change in Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") together with its affiliates, excluding employee benefit plans of the Company is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) as a result of a proxy contest, merger, consolidation, sale of assets, tender offer or exchange offer or as a result of any combination of the foregoing, Directors who were members of the Board of Directors two years prior to such time and new Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors still in office who were Directors two years prior to such time, cease to constitute at least two-thirds of the members of the Board of Directors; or
(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Company" shall mean The Sands Regent, a Nevada corporation, its subsidiaries and affiliates, and any successor to its business, whether direct or indirect, by purchase of securities, merger, consolidation, purchase of all or substantially all of the Company's assets or otherwise.



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         (f) "Date of Termination" shall mean in the case of termination of the
Executive's employment by the Company for Cause or termination by the Executive for Good Reason or termination for any other reason, the date specified in the Notice of Termination, which date shall not be less than thirty days after the date such Notice of Termination is given.

         (g) "Disability" shall mean absence from performance of assigned duties for the Company on a full-time basis for 12 consecutive calendar months as a result of incapacity due to medically documented physical or mental illness; provided that the Executive shall not have returned to the full-time performance of the Executive's duties within 30 calendar days of actual receipt of written Notice of Termination for the reason of Disability. Such Notice of Termination may not be given prior to the expiration of the 12-month period of Disability.

         (h) "Executive" shall have the meaning provided in the first paragraph of this Agreement.

         (i) "Good reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

              (i) the assignment to the Executive of duties inconsistent with the position and status of an executive of the Company, or a substantial alteration in the nature, status or prestige of the Executive's responsibilities as Chief Executive Officer of the Company from those in effect immediately prior to a Change of Control;

              (ii) a reduction by the Company in the Executive's base salary or bonus opportunity as in effect immediately prior to the occurrence of a Change of Control;

              (iii) the reassignment of the Executive to a location which increases the Executive's commute by more than 50 miles on a daily round trip basis;

              (iv) the Executive's assignment to a location other than the principal executive offices of the Company;

              (v) the Company's failure to continue, or a substantial change in, the Executive's participation in any compensation or benefit plans;

              (vi) the Company's failure to obtain the agreement of any successor to assume the Agreement;

              (vii) any other items which in the Company's judgment should give the Executive the right to terminate his employment and receive severance benefits; or

              (viii) any purported termination of the employment of the Executive by the Company which is not effected according to the requirements of a Notice of Termination as defined in subsection (j) herein.

         (j) "Notice of Termination" shall mean a notice, in writing, to the Executive from the Company or to the Company from the Executive, which indicates the specific termination


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provision enumerated in this Agreement relied upon, and which sets forth in reasonable detail the facts and circumstances alleged to provide a basis for termination of the Executive's employment by the Company or by the Executive. Such notice must be communicated to the Executive in accordance with Section 4.3 herein.

         (k) "Retirement" shall mean termination of the Executive's employment on or after the date on which the Executive attains sixty-five years of age or termination in accordance with any retirement agreement entered into between the Executive and the Company.

SECTION 4.2. BENEFITS AND COMPENSATION

         (a) When Benefits Payable.

             No benefits shall be payable under this Article IV and the provisions of this Article IV shall be of no force or effect unless there shall have been a Change in Control, and the Executive's employment with the Company shall have been terminated within three years after the Change in Control. If such a Change in Control has occurred and the Executive's employment with the Company is terminated within three years after the Change in Control, unless such termination is (i) because of the death or Disability of the Executive, or
(ii) by the Executive other than for Good Reason, the Executive shall be entitled to the benefits enumerated in this Article IV, under the conditions imposed herein.

         (b) Benefits Upon Termination for Cause.

             In the event that the Executive's employment with the Company is terminated for Cause within three years following such Change in Control, the Executive shall receive the Executive's full base compensation (plus accrued but unpaid vacation benefits) as earned through the Date of Termination at the rate in effect at the time Notice of termination is given. Following payment of said amount, the Company shall have no further obligations to the Executive under this Agreement.

         (c) Benefits Upon Retirement.

             In the event that the Executive's employment with the Company is terminated by reason of the Executive's Retirement within three years following such Change in Control, the Executive shall be entitled to the benefits under the Company's regular retirement program, or, if a separate retirement agreement has been entered into between the Executive and the Company, benefits shall be provided according to the terms of that agreement.

         (d) Benefits Upon Termination Other Than For Cause, Retirement or Disability; or Termination For Good Reason.

             In the event that the employment of the Executive shall be terminated (i) by the Company for any reason other than for Cause, Disability or Retirement within three years after the occurrence of such Change in Control or
(ii) by the Executive for Good Reason within three years after the occurrence of such Change in Control, then


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             (i) the Executive shall be entitled to receive: (x) the Executive's full base compensation (plus accrued but unpaid vacation benefits) as earned through the Date of Termination at the rate in effect at the time Notice of Termination is given; (y) for a 36-month period after such termination (or such lesser number of months up to the date of the Executive's Retirement or until the date the Executive obtains a new job of similar status), life, disability, accident and health insurance coverage substantially the same as that which the Executive received immediately prior to the Change of Control but increased to the extent that such benefits were increased following the Change of Control;
and (z) a lump sum payment (the "Severance Payment") from the Company to the Executive of a dollar amount equal to 300% of (a) the greater of (1) the annual base compensation for the Executive for the twelve-month period immediately preceding the Change of Control or (2) the annual base compensation of the Executive in effect at the time the Notice of Termination is given and (b) any bonus paid during the twelve-month period immediately preceding the time the Notice of Termination is given.

             (ii) all options to purchase securities of the Company then held by the Executive shall be immediately exercisable, without regard to whether such options are exercisable at such time pursuant to the terms of the documents under which such options were granted; provided that if such Change of Control is to be accomplished through a tender offer or an exchange offer, such options shall be exercisable at a time that shall permit the Executive to tender the shares received upon the exercise of the options in such tender or exchange offer; and

             (iii) any securities of the Company then held by the Executive that are subject to any restriction on transfer, other than restrictions imposed only by federal or state securities laws, shall lapse and be of no further force and effect with the result that the Executive shall be permitted to sell, transfer or otherwise dispose of such securities without regard to any such restrictions.

         (e) Tax Deductibility of Benefit Payments.

             In the event that any payment or benefit received or to be received by the Executive in connection with the termination of the Executive's employment pursuant to the terms of this Article IV would not be deductible (in whole or in part) by the Company as a result of the operation of Section 280G of the Code, the amount of the Severance Payment shall be reduced (but not below zero) until no portion of the Severance Payment is not deductible as a result of
Section 280G of the Code.

         (f) Legal Fees and Expenses.

             If, following termination of the employment of the Executive within three years after a Change of Control, the Executive shall incur any legal fees or expenses as a result of the termination of the Executive's employment (including any such fees or expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Article IV), the Company shall pay or reimburse the Executive for all such fees or expenses; provided, however, that if the Executive is terminated for "Cause," the losing party shall pay the attorneys fees and costs of the prevailing party.



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         (g) No Mitigation.

             Except as provided in subsection (d)(i)(y) of this Article IV, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Article IV be reduced or offset by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the Date of Termination or otherwise.

                                   ARTICLE V.
                                  MISCELLANEOUS

SECTION 5.1. SUCCESSORS; BINDING AGREEMENT

             The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation form the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive had terminated the Executive's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

SECTION 5.2. SUCCESSORS AND ASSIGNS

             This Agreement shall inure to the benefit of, and be enforceable by, the personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive. If the Executive should die within three years after a Change in Control and during the term of this Agreement and while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there is no such designee, to the Executive's estate.

SECTION 5.3. NOTICE

             Notices and all communications provided for in this Agreement shall be in writing and shall be deemed to have been received when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth at the end of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.



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SECTION 5.4. NO WAIVER

             No provision of this Agreement may be modified, waived or discharged unless in writing and signed by the Executive and such officer of the Company as may be specifically designated or authorized by the Board of Directors or by a Committee of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

SECTION 5.5. ENTIRE AGREEMENT

             No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement constitutes the entire agreement of the parties.

SECTION 5.6. CONTROLLING LAW

             The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

SECTION 5.7. INVALID PROVISION

             The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

SECTION 5.8. COUNTERPARTS

             This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

SECTION 5.9. THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY

             Nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever, or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Executive at any time or for any reason whatsoever, with or without cause.

SECTION 5.10. ARBITRATION

             Except as provided in Section 5.11 hereof, any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be



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selected by the two arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association and not limited by Section 5.11 hereof, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The costs of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

SECTION 5.11. SPECIFIC PERFORMANCE

             Executive is obligated under this Agreement to render services of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value. Any loss resulting from a breach of Executive's obligations to render services could not be reasonably or adequately compensated in damages in an action of law. Therefore, in addition to other remedies provided by law or this Agreement, the Company shall have the right to obtain injunctive relief, in the appropriate court, against the performance elsewhere by Executive of services in direct or indirect competition with the Company.

SECTION 5.12. WAIVERS

             The waiver in any particular instance or services of instances of any term or condition of this Agreement or any breach hereof by either party shall not constitute a waiver of such term or condition or of any breach thereof in any other instance.

SECTION 5.13. AMENDMENT

             This Agreement is subject to amendment only by subsequent written agreement between, and executed by, the parties hereto. Commencement or continuation of any custom, practice or usage by the Company shall not constitute an amendment hereof or otherwise give rise to enforceable rights or create obligations of the Company.

SECTION 5.14. DURATION OF RIGHTS

             Rights and obligations created by or arising under this Agreement shall terminate automatically upon termination of this Agreement except as otherwise expressly provided herein.



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             IN WITNESS WHEREOF, the parties have executed this Agreement at
Reno, Nevada, effective as of the 12th day of December 1997.

                                        "COMPANY"

                                        THE SANDS REGENT, A NEVADA CORPORATION


                                        By:  [SIG]
                                            ------------------------------------
                                            President


                                        By:  [SIG]
                                            ------------------------------------
                                            Secretary

                                        Address:

                                        345 North Arlington Avenue
                                        Reno, Nevada 89501

                                        "EXECUTIVE"

                                        /s/ FERENC B. SZONY
                                        ---------------------------------------
                                        FERENC B. SZONY

                                        Address:

                                        1772 Belford Road
                                        Reno, Nevada 89509